Exhibit 15.1

The Board of Directors and Shareholders of Harris Corporation

     We are aware of the incorporation by reference in the following Registration Statements of Harris Corporation of our report dated January 20, 2005 relating to our review of the unaudited consolidated interim financial statements of Harris Corporation that are included in its Form 10-Q for the quarter ended December 31, 2004:

Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	Nos. 33-37969; 33-51171;
	and 333-07985	Harris Corporation Stock Incentive Plan
Form S-8	No. 333-49006	Harris Corporation 2000 Stock Incentive Plan
Form S-3	No. 333-100823	Harris Corporation Debt Securities
Form S-3	No. 333-108486	Harris Corporation Debt and Equity Securities

     Pursuant to Rule 436 under the Securities Act of 1933, as amended (the “Act”), such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant, within the meaning of Sections 7 and 11 of the Act.

/s/ Ernst & Young LLP

Orlando, Florida
January 20, 2005